UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PSB Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of Annual Meeting of Shareholders

of

PSB Holdings, Inc.

____________________

The annual meeting of shareholders of PSB Holdings, Inc. (the “Company”) will be held at 3:00 p.m., Tuesday, April 15, 2014, at Memories Ballroom, 1485 County Road NN, Marathon, Wisconsin for the following purposes:

1.	To elect ten directors;

2.	To ratify the audit committee’s selection of Wipfli LLP as our independent auditor for the 2014 fiscal year; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 3, 2014, are entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournment thereof.

I look forward to seeing you at the annual meeting. Whether or not you plan to attend, please sign and return the enclosed proxy so that your vote will be counted.

Peter W. Knitt
President

March 17, 2014

Shareholders are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope whether or not they expect to attend the annual meeting.

Proxy Statement

for

Annual Meeting of Shareholders

to be held April 15, 2014

i

PSB Holdings, Inc.	March 17, 2014
1905 Stewart Avenue
Wausau, Wisconsin 54401

Proxy Statement for

Annual Meeting of Shareholders

to be held April 15, 2014

Solicitation of Proxies

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of PSB Holdings, Inc., for use at the 2014 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 3:00 p.m., April 15, 2014, at Memories Ballroom, 1485 County Road NN, Marathon, Wisconsin.

Proxies and Voting Procedures

Your Vote

Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Wausau, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

All shares represented by your properly completed proxy will be voted in accordance with your instructions if the proxy has been submitted to us prior to the meeting and has not been revoked. If you do not indicate how your shares should be voted on a proposal, the shares represented by your properly completed proxy will be voted as the Board recommends.

If any matters not specified in the accompanying notice of annual meeting are properly presented to shareholders for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.

Shareholders Entitled to Vote

Shareholders at the close of business on the record date, March 3, 2014, are entitled to notice of, and to vote at, the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, there were 1,658,157 shares of common stock outstanding.

Quorum, Required Vote, and Related Matters

Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes (described further below) are also considered to be shares present for purposes of determining whether a quorum is present.

“Street Name” Accounts. If you hold shares in “street name” with a broker, bank, or other custodian, you will receive voting instructions from the holder of record of your shares. In some cases, a broker may be able to vote your shares even if you provide no instructions, but on other matters (such as the election of directors) your broker may vote the shares held for you only if you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as a “broker non-vote” and are not counted in the vote by shareholders. If you hold your shares in “street name,” it is critical that you cast your vote if you want it to count in the election of our directors. If you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent auditors.

Proposal No. 1—Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of ten directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying form of proxy, or you may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

1

Proposal No. 2 —Ratification of Selection of Auditors. Proposal No. 2, relating to the ratification of our selection of Wipfli LLP as our independent auditors, will be approved if a majority of the shares of stock represented and voted at the annual meeting vote for approval, provided that a majority of the outstanding shares of stock are voted on the proposal. Shareholders may vote in favor of the proposal, against the proposal, or abstain from voting; however, shares that are not voted on Proposal No. 2 because of abstention will not have any effect on whether or not the proposal is adopted.

All Other Proposals. As of the date of this proxy statement, we do not know of any other proposals to be brought before the annual meeting. Generally, a proposal other than the election of directors that is brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

Costs of Solicitation

In addition to solicitation by mail, our officers, directors, and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.

Proxy Statement and Other Shareholder Proposals

Any shareholder who intends to present a proposal at the annual meeting to be held in 2015 must deliver the written proposal to the Secretary of the Company at our office in Wausau, Wisconsin:

•	not later than November 17, 2014 (120 days prior to the first anniversary of the mailing of this proxy statement), if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or
•	on or after January 15, 2015, but not later than February 14, 2015, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present a proposal at the 2015 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for director made from the floor at the annual meeting of shareholders to be held in 2014 require advance notice in accordance with the bylaws.

Corporate Governance

The Board

Number of Directors. Our restated articles of incorporation provide that the number of directors shall be determined by resolution of the Board, but that there shall be not less than five nor more than seventeen directors. Our directors also serve as members of the board of directors of our subsidiary, Peoples State Bank (the “Bank”). The Board has set the number of directors at ten as of the date of our annual meeting of shareholders.

Attendance at Board Meetings. During 2013, the Board met 13 times and the Bank’s Board met 13 times. All directors attended at least 88% of the aggregate number of meetings of the boards and meetings of the committees of the boards on which they served.

Communicating with the Board. Shareholders and others may communicate with the Board by writing to the Chairman at our corporate office, P.O. Box 1686, Wausau, Wisconsin 54402-1686. Individual directors may also be contacted in writing at the same address. Mail that prominently contains the words “Shareholder Communication” on the envelope will be forwarded unopened to the director to whom it is addressed. Mail that is not so marked may be opened for sorting before it is forwarded to the director to whom it is addressed. If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence may be addressed, and will be forwarded to the Chairman of the Audit Committee. Our website, www.psbholdingsinc.com, also describes the Audit Committee’s concern or complaint procedures in its “Employee Misconduct and Dishonesty Policy.”

2

Attendance at Annual Meetings. The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders unless other business matters require immediate attention. All directors attended the annual meeting held in 2013.

Certain Relationships and Related Transactions. We have not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the Securities and Exchange Commission (“SEC”) disclosure rules. These transactions, if and when they are proposed or have occurred, have been or will in the future be reviewed by the entire Board (other than the director involved) on a case-by-case basis. The Board’s review considers the importance of the transaction to the Company; the availability of alternative sources or service providers to meet the Company’s requirements; the amount involved in the proposed transaction; the specific interest of the director or executive officer (or immediate family member) in the transaction; whether information concerning the fees, costs, or other terms of substantially similar arms-length transactions between unrelated parties is available; whether the terms of the proposed transaction present any unusual or unfavorable features to the Company; and such other factors as the Board may consider important and appropriate to its determination.

In the ordinary course of business, our directors and officers and the directors and officers of the Bank, and many of their associates and the firms for which they serve as directors and officers, conducted banking transactions with the Bank or provided certain services to the Company. All loans to directors and officers and to persons or firms affiliated with directors and officers were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectability or present other unfavorable features. In our opinion, all banking and other transactions were made on terms at least as favorable to the Company as those that are available to unaffiliated parties.

In addition to the ordinary-course-of business transactions described above, the Company issued certain unsecured notes on February 1, 2013, with a total principal amount of $4 million. The proceeds of the notes were used by the Company to prepay certain 8% senior subordinated notes issued by the Company in 2009. The notes bear interest at the rate of 3.75% per annum, and they provide for interest-only payments to be made on a quarterly basis until the notes mature on February 1, 2018. The Company reserves the right to prepay the notes in any amount without penalty on or after August 1, 2014. The notes, each of which is still outstanding in its original principal amount, are held by two of our directors (Messrs. Fish and Polzer), one of our former directors (Mr. Riiser), and Lawrence Hanz, Jr., one of the Company’s shareholders who holds more than 5% of the Company’s common stock. The notes held by Messrs. Fish and Polzer were each made in the principal amount of $250,000, and each of these individuals was paid $6,250 of interest during 2013. The note held by Mr. Riiser (a director of the Company until his retirement from the Board in April 2013) was made in the principal amount of $1 million, and the Company paid Mr. Riiser $25,000 of interest during 2013. The note held by Mr. Hanz was made in the principal amount of $2.5 million, and Mr. Hanz received interest payments from the Company in the amount of $62,500 during 2013. The Company believes that these notes were issued on terms that were at least as favorable to the Company as those that would have been offered by unaffiliated parties.

Director Independence. With the exception of Mr. Knitt, each of our directors satisfies the criteria for director independence under the listing standards applicable to companies listed on The Nasdaq National Market. The Nasdaq criteria for independence are used because the Company is not listed on any exchange. In reaching its determination of independence, the Board considered that Ms. Kieffer is an officer of a closely-held Company that receives certain payments for printing and publishing services from the Company. The Board also considered all loan and other contractual relationships that the Bank had in place with certain Company directors and entities controlled by those directors (including the subordinated notes held by certain of our directors), and, in connection with this consideration, took into account that these transactions were made on terms at least as favorable to the Company as those that are available to unaffiliated parties.

Committees and Meetings

Our Board appoints both the Nominating Committee and Audit Committee. The Bank’s board appoints a Compensation Committee, which serves in lieu of a compensation committee of our Board. For more information regarding our Board’s Nominating Committee, see “Proposal No. 1 – Election of Directors” below.

Audit Committee. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and held five meetings in 2013. The Audit Committee operates under a charter adopted by the Board and assists the Board in monitoring (1) the integrity of our financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of our internal audit function and independent auditors, and (4) our compliance with legal and regulatory requirements. A copy of the Audit Committee’s charter is available on the Company’s website at www.psbholdingsinc.com. Mr. Kraft (Chairman), Mr. Reif, Mr. Fish, and Mr. Polzer served as members of the Audit Committee during 2013. All of the Committee members satisfy the additional Nasdaq and SEC criteria for audit committee member independence. See “Audit Committee Report and Related Matters – Audit Committee Report.”

3

Compensation Committee. Mr. Ghidorzi (Chairman), Mr. Fish, Mr. Polzer, and Mr. Sonnentag serve as members of the Bank’s Compensation Committee. The committee met two times during 2013. All of the Committee members satisfy the additional Nasdaq criteria for compensation committee member independence and the Compensation Committee does not operate under a formal charter. We pay no compensation to Mr. Knitt or Mr. Cattanach in their capacity as officers of the Company. However, Mr. Knitt and Mr. Cattanach are full-time employees of the Bank and are compensated in that capacity. See “Executive Officer Compensation.”

In addition to the Nominating, Audit, and Compensation Committees previously noted, the Company’s Board of Directors and the Bank’s Board of Directors have also created a number of additional committees. Each committee is permanently standing, active, and meets with management on a regular basis. Each Board-appointed committee and the respective Committee Chairs are listed below:

Company Board appointed committees (other than Nominating and Audit):

Merger and Acquisitions Committee (Mr. Gordon P. Connor (ending April 15, 2013); Mr. Timothy J. Sonnentag (beginning April 16, 2013))

Stock Liquidity and Investor Relations Committee (Mr. Thomas A. Riiser (ending April 15, 2013); Mr. William M. Reif (beginning April 16, 2013))

Bank Board appointed committees (other than Compensation):

Building and Branching Committee (Mr. William M. Reif)

Community Reinvestment Act Committee (Mr. Thomas R. Polzer)

Executive Committee (Mr. William J. Fish)

Information Technology Committee (Mr. Kevin J. Kraft)

Investment and Asset-Liability Management Committee (Mr. Gordon P. Connor (ending April 15, 2013); Mr. William M. Reif (beginning April 16, 2013))

Loan Committee (Mr. Thomas R. Polzer)

Board Oversight of Risk

Although the Board is not involved in the day-to-day management of risks facing our Company or the Bank, the Board plays an important role in risk oversight. The Company’s risk management systems, including our internal and external auditing procedures and internal controls over financial reporting, among others, are designed in part to bring to the Board’s attention the Company’s most material risks so that the Board can understand and evaluate how those risks might affect the Company and how management is responding to those risks. The Board also works with and supports management in promoting a corporate culture that understands the importance of enterprise-wide risk management and incorporates it into day-to-day decisions that are made regarding our business. A high priority is placed on risk-aware and risk-adjusted decision making throughout the Company, and regular efforts are undertaken to assess and analyze the most likely areas of future risk for the Company.

A significant element of the Company’s risk involves loans made by the Bank. The Bank’s Loan Committee, which includes four members of our Board and is chaired by Mr. Polzer, recommends, and the Bank’s Board adopts, updates to the loan policy on an annual basis. The Bank’s loan committee also meets on a regular basis in order to review proposals for loans that exceed certain thresholds or involve other risks. All of the Bank’s commercial loans are also given a risk rating, and problem or delinquent loans are reviewed with the Bank’s Loan Committee on a regular basis.

Our Audit Committee is also charged with, among other duties, regularly discussing with management and our independent auditors the Company’s major financial risk exposures and the steps management has taken to monitor and control those risk exposures, including the Company’s risk assessment and risk management policies. Finally, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Another significant element of the Company’s risk involves the interest rate risk embedded in the assets and liabilities identified on our balance sheet and the liquidity and capital needs required by operations. The Bank’s Investment and Asset-Liability Management Committee (“ALCO Committee”), chaired by Mr. Connor, until his retirement on April 15, 2013, and by Mr. Reif beginning April 16, 2013, includes four members of our Board and monitors interest rate risk, available liquidity and capital resources, investment security transactions, and significant changes in loan and deposit product pricing. The ALCO Committee meets on a quarterly basis. The Committee also engages an outside independent consultant concerning the management of and strategy surrounding these risks.

4

Board Leadership Structure

Mr. Fish has served as Chairman of our Board since 2013. Mr. Fish brought to this role his experience as a longtime director of the Company and an active small business owner and operator in our markets as well as being a significant Company shareholder. Mr. Knitt, who serves as the Company’s President, is also a director; however, Mr. Fish leads the Board meetings in his role as Chairman, thereby allowing Mr. Knitt to provide greater focus on the Company’s (and the Bank’s) day-to-day operations. Mr. Knitt and Mr. Fish work together in developing agendas for board meetings and otherwise establishing Board priorities and procedures. We believe that this structure best allows the Board to fulfill its oversight role at this time; however, the Board does not have a specific policy regarding the separation of the roles of President and Chairman, as it believes that it is in the best interest of the Company to make that determination on a case-by-case basis based on the position and direction of the Company, as well as the membership of the Board, at the time.

Proposal No. 1 – Election of Directors

Nominations

Nominating Committee and Identification of Candidates. The Board has appointed a Nominating Committee made up of independent directors as determined in accordance with the listing standards applicable to companies listed on The Nasdaq National Market. Mr. Riiser served as Chairman of the Committee until his retirement on April 15, 2013 at which time Mr. Polzer took over as Chairman of the Committee. Messrs. Ghidorzi, Fish, and Reif also serve on the Nominating Committee. The Nominating Committee does not have a formal charter. Nominations for directors are recommended to the Board by the Nominating Committee. In making recommendations to the Board regarding nominees for director, the Nominating Committee considers the following factors, among other things, important:

•	the Company is engaged almost exclusively in community-based commercial and retail banking within a three-county market area; consequently, there is a need to identify Board members who understand and are involved as users of banking services in the Company’s market area rather than candidates who have national or regional banking experience; and
•	the nature of community-based banking requires directors who can be strong supporters of the Company’s business in its market area.

The Nominating Committee will consider candidates for election from a wide variety of potential sources and may, from time to time, recommend adjustments to the size of the Board to reflect the number of qualified Board candidates. Persons considered for nomination by the Board and inclusion in the Board’s proxy statement may include incumbents whose term will expire at the next annual meeting or persons identified by members of the Nominating Committee or Board, executive officers, and shareholders.

Shareholder Recommendations. To recommend an individual for consideration, a shareholder should mail or otherwise deliver a written recommendation to the Nominating Committee not later than the December 1 immediately preceding the annual meeting for which the individual is to be considered for inclusion as a nominee of the Board. At a minimum, a shareholder recommendation should include the individual’s current and past business or professional affiliations and experience, age, stock ownership, particular banking, or business qualifications, if any, and such other information as the shareholder deems relevant to assist the Board in considering the individual’s potential service as a director.

Qualifications. In reviewing potential nominees, the Nominating Committee considers the qualifications of the nominee and the mix of age, skills, and experience of current Board members. All potential nominees submitted to, or identified by, the Nominating Committee are evaluated on a similar basis for their level of qualifications and experience. While the Nominating Committee has not adopted specific minimum qualification requirements, the Nominating Committee believes that persons nominated for director should possess a combination of relevant experience and skills and, to as great an extent as possible, the following attributes:

•	a reputation for personal and professional integrity and high regard in the community;
•	comprehensive knowledge of our banking market area and customer base;
•	a successful business career and an ability to enhance our banking business;
•	proven sound business judgment and skills;
5

•	the ability to understand the economic, financial, operational, and regulatory issues affecting our banking business; and
•	a motivation to benefit the organization, rather than obtaining personal gain or prestige.

The Nominating Committee will also evaluate candidates in light of its objective to attain greater gender diversity among its members; however, the Committee does not have any specific policy regarding Board diversity.

Members of the Nominating Committee do not take part in the consideration of their own candidacy as directors. Incumbent Board members are considered by the Nominating Committee on the basis of the qualities outlined above, as well as on the basis of their service during their term in office.

Directors are required to own a minimum of 2,000 shares of our stock by the fifth anniversary of their election to the Board and 6,000 shares of our stock by the tenth anniversary of their election to the Board. Existing directors are subject to the ownership provisions for the five- and ten-year periods beginning March 1, 2013, in accordance with this policy adopted during 2012. The mandatory retirement age for directors first elected to our Board prior to August 2002 is age 77, and the mandatory retirement age is 72 for all directors first elected after July 2002.

Election of Directors

At the annual meeting, shareholders will be asked to elect each of the following nominees to terms of office that will expire at the annual meeting of shareholders to be held in 2015. Each of the nominees has consented to serve if elected, but in case one or more of the nominees is not a candidate at the annual meeting, it is the intention of the persons designated as proxies on the accompanying proxy form to vote for such substitute or substitutes as may be designated by the Board.

The name, age, principal occupation or employment, and other affiliations of each nominee are set forth in the following table. Unless otherwise specified, each current position has been held for a minimum of five years. Also included in the table is information regarding each nominee’s specific experience, qualifications, attributes, and skills that led our Nominating Committee to recommend their nomination to the Board.

The Board recommends a vote FOR the election of each of the following nominees.

		Year Became
		Director
Name and Age	Principal Occupation	of the Company

William J. Fish, 63	President of BILCO, Inc. (McDonald’s franchisee). We believe that Mr. Fish’s qualifications to serve as a director include his significant holdings of Company stock and his experience in running small business franchises for many years.	1995
Charles A. Ghidorzi, 69	Managing member of Ghidorzi Construction Company, LLC. We believe that Mr. Ghidorzi’s qualifications to serve as a director include his real estate development and construction experience, which allows him to provide perspective as the Bank considers making loans secured by real estate collateral or expansion through brick and mortar branch bank facilities.	1997
Lee A. Guenther, 61	CEO of T. A. Solberg Co., Inc. We believe Mr. Guenther’s knowledge of our northern Wisconsin markets and expertise in leading a large retail company of 1,000 employees within those markets qualify him to serve as a director.	2013
Karla M. Kieffer, 52	Vice President of Sales and co-owner of Sun Press, Inc., d/b/a SUN Printing. We believe that Ms. Kieffer’s qualifications to serve as a director include her experience in managing sales and product development, as well as her experience in operating a local business similar to our customer base, which helps us gauge local business financing and cash management needs.	2011
Peter W. Knitt, 55	President and CEO of the Company and the Bank; formerly Senior Vice President of the Bank (2003-2006). We believe that Mr. Knitt’s qualifications to serve on our Board include his vast experience in the banking industry as both a commercial lender and as our Bank’s president and chief executive officer.	2006

6

		Year Became
		Director
Name and Age	Principal Occupation	of the Company
David K. Kopperud, 68	Former President of the Company and the Bank (1999-2006). We believe that Mr. Kopperud’s knowledge of the Company and the Bank, which arises in part from his service as president and chief executive officer and decades of experience in finance and banking, as well as Mr. Kopperud’s knowledge of commercial lending and the market areas served by the Bank in addition to his significant holdings of Company stock qualify him to serve as a director.	1999
Kevin J. Kraft, 36	Chief Executive Officer of JARP Industries, Inc. We believe that Mr. Kraft’s background in public accounting with Ernst & Young, LLP and later experience with public company Bucyrus International, Inc. performing internal financial analysis and benchmarking performance helps bring financial expertise to our directorship. Mr. Kraft’s experience in owning and operating a local manufacturer similar to our customer base also assists us in gauging local business financing and cash management needs.	2011
Thomas R. Polzer, 71	President, Polzer of Wausau, LLC and M & J Sports, Inc. We believe that Mr. Polzer’s decades of experience running small retail business enterprises and his directorship at a local bank prior to Peoples State Bank, as well as his significant holdings of Company stock, qualify him to serve as a director.	1995
William M. Reif, 71	CEO of Wausau Coated Products, Inc. We believe that Mr. Reif’s decades of experience running closely-held manufacturing business enterprises as well as prior directorship experience with a significantly larger banking organization qualify him to serve as a director.	1997
Timothy J. Sonnentag, 47	President, County Materials Corporation. We believe that Mr. Sonnentag’s experience leading a large company with 38 facilities located primarily in Wisconsin and Illinois, as well as his business management skills, qualify him to serve as a director.	2009

Director Compensation for 2013

The following table presents the compensation of our directors for 2013. A description of our director compensation policy and plans follows the table.

			Nonqualified
	Fees Earned	Equity	Deferred
	or Paid in	Incentive Plan	Compensation	All Other
Name(1)	Cash	Compensation	Earnings	Compensation	Total
	($)	($)(2)	($)	($)	($)

Gordon P. Connor(3)	$5,150	$0	$1,001	$0	$6,151
William J. Fish	$29,475	$1,105	$10,236	$0	$40,816
Charles A. Ghidorzi	$17,500	$656	$0	$0	$18,156
Lee A. Guenther	$21,000	$788	$346	$0	$22,134
Gordon P. Gullickson	$0	$0	$0	$25,000 (4)	$25,000
Karla M. Kieffer	$20,100	$754	$1,485	$0	$22,339
David K. Kopperud	$24,125	$905	$1,373	$0	$26,403
Kevin J. Kraft	$20,350	$763	$0	$0	$21,113
Thomas R. Polzer	$28,225	$1,058	$0	$0	$29,283
William M. Reif	$20,650	$774	$0	$0	$21,424
Thomas A. Riiser(5)	$6,300	$0	$6,836	$0	$13,136
Timothy J. Sonnentag	$18,550	$696	$1,984	$0	$21,230

(1)	Mr. Knitt receives no director fees.
(2)	Amounts paid for achievement of targeted net income and return on equity during 2013 pursuant to the Peoples State Bank Board of Directors’ Focus Rewards Plan. Compensation is paid in shares of Company Common Stock.
(3)	Mr. Connor retired as a director on April 15, 2013.
7

(4)	Mr. Gullickson retired as a director of the Company on April 18, 2012. Mr. Gullickson continues to receive certain compensation as a consultant to the Bank’s Board of Directors under a contract that expires in April 2014.
(5)	Mr. Riiser retired as a director on April 15, 2013.

Annual Retainer, Meeting, and Other Fees.

	Company		Bank
Board Retainer
Chairman	—		$12,000	(1)
Other directors	—		$10,000	(1)

Meeting Fees
Board	$500	(2)	$500	(3)
Loan Committee	N/A		$225
Other Committee	$300		$300
Chairman’s fee	$50		$50

Incentive Fees
Achievement of Targeted Return on Equity	—		$500
Achievement of Targeted Average Asset Growth	—		$500

(1)	Reduced on a pro rata basis if director fails to attend at least seven meetings of the Board during fiscal year.
(2)	Board meeting fee of $500 paid for Company special meetings held separately from a normally scheduled Bank Board meeting.
(3)	Payment will be made for one excused absence.

2005 Deferred Compensation Plan. We maintain a deferred compensation program, the 2005 Deferred Compensation Plan, under which directors may elect prior to each January 1 to defer some or all of the fees otherwise payable by the Company and the Bank during the subsequent year. Amounts deferred become payable in cash in a form as elected by the director with options being a lump sum or in 60 or 120 monthly installments. Amounts deferred are paid the later of (1) the first day of third month following the director’s termination of service or (2) the date specified by the director in the director’s time of payment election (but the specified date can be no later than the first day of the third month following the month in which the director would have attained the director’s mandatory retirement age). The director’s election as to the form and time of payment must be made no later than December 31, 2007 (for individuals who were directors on December 31, 2007) or within 30 days of initial participation in the plan (for directors who joined the Board in 2008 or thereafter). In the event a director’s service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum on the first July 1 following the director’s termination of service. For the 2013 fiscal year, interest was credited on deferred fees at a rate equal to 100% of our return on equity as defined in the plan. During the period following a director’s termination of service, the unpaid balance in a director’s deferral account is credited with interest at a fixed rate of 8% per annum.

Beneficial Ownership of Common Stock

The following table sets forth, based on statements filed with the SEC or information otherwise known to us, in each case, as of the record date, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

	Shares of Bank Stock	Percent of
Name and Address	Beneficially Owned	Class

The Banc Funds Company, L.L.C./ Charles J. Moore(1)	140,161	8.5%
208 S. LaSalle Street
Chicago, IL 60604

Lawrence Hanz, Jr.	92,895	5.6%
2102 Clarberth
Schofield, WI 54476

(1)	Shares held in various funds controlled by The Banc Fund Company, LLC, over which Mr. Moore exercises sole voting and dispositive power.

8

The following table sets forth, based on statements filed with the SEC, the amount of common stock that is deemed beneficially owned on the record date by each of our directors, each of the current executive officers named in the Summary Compensation Table, and our directors and executive officers as a group. The amounts indicated include shares held by spouses and minor children; shares held indirectly in trust for the benefit of the directors and/or their spouses, children, or parents; shares held by businesses or trusts over which directors exercise voting control; and shares subject to exercisable options.

	Shares of Stock		Percent of
Name	Beneficially Owned		Class

William J. Fish	21,525		1.3%
Charles A. Ghidorzi	664		*
Lee A. Guenther	1,366	(1)	*
Karla M. Kieffer	2,964	(2)(3)	*
Peter W. Knitt	16,496	(4)	1.0%
David K. Kopperud	25,029		1.5%
Kevin J. Kraft	1,249		*
Thomas R. Polzer	21,046		1.3%
William M. Reif	13,157		*
Timothy J. Sonnentag	2,283		*
Scott M. Cattanach	9,620	(5)	*
All directors and officers as a group (11 persons)	115,399	(1)(2)(3)(4)(5)	7.0%

*	Less than 1%.
(1)	Includes 220 shares held by a limited liability company for which beneficial ownership is disclaimed except to the extent of his pecuniary interest therein.
(2)	Includes 315 shares held by a household member for which beneficial ownership is disclaimed.
(3)	Includes 1,050 shares held by a corporation for which beneficial ownership is disclaimed except to the extent of her pecuniary interest therein.
(4)	Includes 5,199 shares of unvested restricted stock granted to Mr. Knitt for which he holds sole voting rights and sole investment power.
(5)	Includes 5,237 shares of unvested restricted stock granted to Mr. Cattanach for which he holds sole voting rights and sole investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. Based solely on our review of the copies of the Section 16(a) forms received by us and/or upon written representations from these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2013 fiscal year, all reports required by Section 16(a) were filed on a timely basis except those listed below.

Name	Transaction Date	Filing Date	Shares	Price/Share
Lee A. Guenther	Initial registration	02-11-2013	441	n/a
Lee A. Guenther	02-20-2013	02-25-2013	200	$27.75

9

Audit Committee Report and Related Matters

Audit Committee Report

During the 2013 fiscal year, the Audit Committee met at various times with management, senior members of the Company’s financial management personnel, and the Company’s independent auditor to review and discuss, prior to their issuance, the Company’s financial statements, the Company’s reports to the SEC, and the Company’s system of internal controls. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee’s review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received from the Company’s independent auditor the written disclosure and the letter relating to the independence of the firm under the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Committee also discussed with the Company’s independent auditor the independence of the firm for the purposes of expressing an opinion on the Company’s financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

Management has primary responsibility for the Company’s financial statements and the filing of financial reports with the SEC. It is not the duty of the Audit Committee to conduct auditing or accounting reviews or procedures. The Committee acts only in an oversight capacity and it necessarily relies on the work and assurances provided by management and the independent auditor and it therefore does not have an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures. Accordingly, the Committee’s reviews of the Company’s financial statements and its discussions with the Company’s financial management personnel and the independent auditor do not guarantee that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States).

On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

Audit Committee
Kevin J. Kraft, Chairman
William M. Reif
William J. Fish
Thomas R. Polzer

Audit Committee Pre-Approval Policies

The Audit Committee is required to pre-approve audit and non-audit services performed by the Company’s independent auditor. The Committee has adopted a pre-approval policy under which certain specific services and related fees listed on a schedule of audit, audit-related, and tax services received pre-approval in 2013. In connection with the pre-approval, the Committee reviewed appropriate detailed back-up documentation and received confirmation from management and the independent auditor that each non-audit service included in the schedule may be performed by the independent auditor under applicable SEC and professional standards. Before any services are performed by the independent auditor, they are reviewed by the Company’s Chief Financial Officer to determine whether they have been included on the schedule of pre-approved services or require specific Committee action. Under the Committee’s policy, the Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve specific services, other than internal control services, provided that any such pre-approvals must be presented to the full Committee at its next meeting.

In granting approval for a service, the Audit Committee (or the appropriate designated Committee member) considers the type and scope of service, the fees, whether the service is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor’s independence.

10

Independent Auditor and Fees

The Audit Committee appointed Wipfli LLP (“Wipfli”) as independent auditor to audit the financial statements of the Company for the fiscal year ended December 31, 2013. Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

The following table presents aggregate professional fees paid or accrued during the 2013 and 2012 fiscal years in the categories specified. All services performed received pre-approval by the Audit Committee.

	2013	2012

Audit Fees(1)	$81,425	$78,900
Audit-Related Fees(2)	12,248	12,627
Tax Fees(3)	44,558	14,551
All Other Fees(4)	5,500	5,500
	$143,731	$111,578

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and review of SEC filings.
(2)	Audit-related fees consisted principally of services relating to audit of an employee benefit plan and accounting, merger transaction, and internal control consultation.
(3)	Tax fees represent professional services related to tax compliance and consultation, including 2013 tax fees related to amended and final Marathon State Bank tax returns.
(4)	Annual software licensing fee.

Executive Officer Compensation

Summary Compensation Table for 2013

The following table sets forth the compensation awarded to, earned by, or paid by us and our subsidiaries during the year ended December 31, 2013, to our principal executive officer and each other executive officer as of December 31, 2013, whose total compensation exceeded $100,000:

							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and	Year	Salary	Bonus	Awards	Award(s)	Compensation	Earnings	Compensation	Total
Principal Position		($)(1)	($)(1)	($)(2)	($)	($)(1)(3)	($)	($)	($)

Peter W. Knitt	2013	$248,500	$ 0	$30,000	$ 0	$ 9,319	$17,569	$24,015 (4)	$329,403
President, CEO, and a	2012	$241,200	$ 0	$35,000	$ 0	$35,694	$41,117	$30,609	$383,620
director of the Company	2011	$234,838	$ 0	$35,000	$ 0	$34,756	$28,619	$28,944	$362,157
and the Bank

Scott M. Cattanach	2013	$170,000	$ 0	$37,000	$ 0	$ 6,375	$ 1,006	$15,201 (5)	$229,582
Secretary and Treasurer	2012	$164,000	$ 0	$35,000	$ 0	$24,272	$ 2,452	$21,810	$247,534
of the Company and	2011	$160,000	$ 0	$33,000	$ 0	$23,680	$ 1,760	$18,513	$236,953
Chief Financial Officer
of the Bank

(1)	Includes compensation deferred by officers under 401(k) plan and other deferred compensation plans.
(2)	The amounts indicated represent the grant date fair value for awards of restricted stock computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. For Mr. Knitt, the number of shares granted was 960 for 2013, 1,346 for 2012, and 1,557 for 2011. For Mr. Cattanach, the number of shares granted was 1,184 for 2013, 1,346 for 2012, and 1,467 for 2011. These shares vest at the rate of 20% each year beginning on the second anniversary of the grant date, with 20% vesting on each anniversary date thereafter until the shares become fully vested. While the shares are unvested, the grantee maintains voting rights on the shares and receives dividends on the shares at the same amount and timing as all other common stock shares. All unvested restricted stock will immediately vest upon a change in control as defined in the grant agreement. All unvested shares are forfeited if the grantee’s employment with the bank is terminated for any reason.
11

(3)	Cash incentive compensation awards were made under the Focus Rewards Plan based on achievement of net income and other Bank-wide financial and non-financial goals.
(4)	Represents Company 401(k) contribution of $16,846, Company matching contribution of $5,000 under the Executive Deferred Compensation Plan, and $2,169 of dividends paid on unvested restricted stock.
(5)	Represents Company 401(k) contribution of $13,147 and $2,054 of dividends paid on unvested restricted stock.

Incentive Compensation, Deferred Compensation, and Other Compensation Arrangements

Focus Rewards Plan. The Bank’s Focus Rewards Plan provides an annual cash incentive opportunity for executive officers of the Company in their capacities as Bank officers. Incentive compensation is determined under a formula that derives 60% of the incentive compensation amount from the achievement of the Bank’s net income target, 20% from the achievement of specific Bank-wide financial and non-financial goals, and 20% from the Bank’s return on equity when measured against a peer group of publicly reporting banks. The following tables illustrate the potential incentive compensation, which is a percentage of the Bank officer’s base salary, under two scenarios. Achievement of only some of the goals, but not others, would result in incentive compensation amounts falling between these two examples. Incentive compensation is paid in cash following the determination and audit of results under the plan for the preceding fiscal year.

	ALL Specific Bank-wide Goals and
	Peer Return on Equity Goal Achieved
	% of Bank Budgeted Net Income Actually Achieved
% of Bank Budgeted	< 95%	95%	96%	97%	98%	99%	100%
Net Income Actually Achieved	Incentive Compensation as a Percentage of Base Salary
	4.00%	7.00%	7.60%	8.20%	8.80%	9.40%	10.00%
102.5%							12.50%
105.0%							16.00%
107.5%							20.00%
110.0%							25.00%
112.5%							30.00%

	NO Specific Bank-wide Goals Achieved
	and Peer Return on Equity Goal Not Achieved
	% of Bank Budgeted Net Income Actually Achieved
% of Bank Budgeted	< 95%	95%	96%	97%	98%	99%	100%
Net Income Actually Achieved	Incentive Compensation as a Percentage of Base Salary
	0.00%	3.00%	3.60%	4.20%	4.80%	5.40%	6.00%
102.5%							7.50%
105.0%							9.60%
107.5%							12.00%
110.0%							15.00%
112.5%							18.00%

Peter W. Knitt Executive Deferred Compensation Agreement. Mr. Knitt participates in the Bank’s Executive Deferred Compensation Plan. The Plan terms in effect for Mr. Knitt permit him to elect to defer up to 20% of his base salary and up to 70% of his bonus incentive compensation. The Plan provides a matching grant contribution equal to 20% of the amount deferred up to a maximum annual matching contribution of 3% of Mr. Knitt’s base pay. Deferrals made by Mr. Knitt and the Plan’s matching contribution, if any, are credited to Mr. Knitt’s unfunded account. Plan interest is credited on the accumulated account balance at a rate equal to 100% of the Bank’s return on equity for the year and at a fixed rate equal to 7% per year after his termination while the accumulated account balance is paid to Mr. Knitt. The accumulated balance in Mr. Knitt’s account will be paid in 130 biweekly installments as elected by Mr. Knitt upon termination of his employment for any reason. Mr. Knitt is fully vested in the accumulated account balance as well as any future matching grants or interest credited under the Plan. However, no Plan matching contribution or any interest credited would be paid if Mr. Knitt’s employment is terminated for cause as defined by the Plan. The Bank may, in its sole discretion and prior to commencement of benefits following Mr. Knitt’s termination, suspend the Plan. Upon suspension of the Plan, Mr. Knitt would not be permitted to make any further voluntary deferrals of base pay or incentive into the Plan and would receive no other credit to the Plan account except the annual interest credit on the accumulated balance.

12

Scott M. Cattanach Executive Deferred Compensation Agreement. Mr. Cattanach also participates in the Bank’s Executive Deferred Compensation Plan. The Plan terms in effect for Mr. Cattanach permit him to elect to defer up to 20% of his base salary and up to 70% of his bonus incentive compensation. The Plan provides a matching grant contribution equal to 20% of the amount deferred up to a maximum annual matching contribution of 3% of Mr. Cattanach’s base pay. Deferrals made by Mr. Cattanach and the Plan’s matching contribution, if any, are credited to Mr. Cattanach’s unfunded account. Plan interest while Mr. Cattanach is employed is credited on the accumulated account balance at a rate equal to 100% of the Bank’s return on equity for the year. Following termination of employment after reaching normal retirement age, the Plan will provide an annual fixed interest credit of 7% while benefits are paid over 130 biweekly installments. The Plan accumulated balance would be paid to Mr. Cattanach in a lump sum in the event of termination of employment from death, disability, or following a change in control. Mr. Cattanach is fully vested in the accumulated account balance as well as any future matching grants or interest credited under the Plan. However, no Plan matching contribution or any interest credited would be paid if Mr. Cattanach’s employment is terminated for cause as defined by the Plan. The Bank may, in its sole discretion and prior to commencement of benefits, suspend the Plan. Upon suspension of the Plan, Mr. Cattanach would not be permitted to make any further voluntary deferrals of base pay or incentive into the Plan and would receive no other credit to the Plan account except the annual interest credit on the accumulated balance.

Survivor Income Benefit Plan. The Bank maintains a Survivor Income Benefit Plan, which was originally adopted as an inducement to encourage the Bank’s executive officers to permit the Bank to purchase life insurance policies on their lives, with the Bank as beneficiary on the policies. Under this plan, the Bank has purchased life insurance on the lives of a number of its senior officers, including Messrs. Knitt and Cattanach, and all premiums on these policies have been fully paid. Under the plan, the Bank has agreed to pay to the executive’s named beneficiary a one-time split-dollar life insurance death benefit, which is a multiple of the employee’s base salary up to a maximum amount. The payment is made out of insurance proceeds received, and no payment is made unless the Bank holds an insurance policy on the executive’s life and the executive dies while employed by the Bank. The maximum payment obligation under the plan is capped at $900,000 (for Mr. Knitt) and $450,000 (for Mr. Cattanach).

Outstanding Equity Awards at Fiscal Year-End 2013

Stock options and unvested restricted stock awards held by our named executive officers at December 31, 2013, are indicated in the following table. Unvested restricted stock awards become fully vested upon a change in control.

Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
	(#)	($)		(#)	($)	(#)	($)

Mr. Knitt	–	–	–	5,561(1)	$173,781(2)	–	–
Mr. Cattanach	–	–	–	5,266(1)	$164,563(2)	–	–

(1)	Awards vest at the rate of 20% each year, beginning on the second anniversary of the date of grant.
(2)	Market value is based on the closing market price of the Company’s common stock on December 31, 2013 ($31.25 per share).

Termination and Change in Control Arrangements

In order to promote stability and continuity of senior management, the Company has entered into employment and change of control agreements with Mr. Knitt and Mr. Cattanach.

Employment Terms and Severance Benefits. The agreements of Mr. Knitt and Mr. Cattanach are substantially similar in operation, but differ with respect to the amounts of salary and benefits. The current agreements provided for an initial term of employment lasting through June 30, 2009, with automatic extensions thereafter on a year-to-year basis unless either party notifies the other that the contract will no longer be extended or the executive reaches a certain age (64 for Mr. Knitt and 66 for Mr. Cattanach). The agreements provide for the provision of base salaries and participation by the executives in the various plans offered to other employees. Mr. Knitt is also entitled to the use of a Bank-provided automobile and a social membership at a country club.

13

In the event of his termination without cause, Mr. Knitt is entitled to receive an amount equal to 110% of the amount he would have been paid as salary under the agreement which would be paid monthly for a term of 12 months following termination. In the event of his termination without cause, Mr. Cattanach is entitled to receive the amount he would have been entitled to receive as salary under his agreement, but in no event for a period of less than twelve months. Each officer is also entitled to coverage under the Bank’s health insurance plan for the period of the severance benefit or until the executive becomes eligible for coverage under the plan of another employer. In the event of termination for cause, the executive is entitled to no further benefits under the agreement. “Cause” is defined under the agreements as (1) acts that result in the payment of a claim under a blanket banker fidelity bond policy; (2) the willful and continuing failure to perform the executive’s duties; (3) the commission of certain crimes, including theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, and false entries; (4) acts or omissions to act that result in the material violation by the executive of any policy established by the Bank that is designed to insure compliance with applicable banking, securities, employment discrimination, or other laws or which cause or result in the Bank’s violation of such laws; or (5) the executive’s physical or mental disability. The agreements provide that the executive will not work in competition with the Bank for a period of one year following termination and must observe a two-year period on the confidentiality of Bank information.

Termination After Change in Control. The agreements also guarantee the executives certain compensation and benefits in the event of their termination following a change in control of the Company. Upon a change in control, the term of employment is reset to two years starting on the date of the change in control. For each year the contract remains in effect following a change in control, the executive will be entitled to annual incentive compensation equal to the average incentive compensation earned in the three years immediately preceding the change in control. In the event Mr. Knitt voluntarily terminates employment as a result of a significant change in his job duties or responsibilities, a relocation of his office of more than 25 miles from the then current location of his principal office, or other “good reason,” as defined in the agreements, or he is involuntarily terminated other than for cause he would be entitled to (1) the base salary accrued through termination plus a pro rata portion of incentive compensation earned for the year of termination (based on amounts earned in the previous fiscal year), (2) a lump sum payment equal to three times the sum of his current base salary plus the average incentive compensation earned for the three most recently completed years, and (3) coverage under the Bank’s health insurance plan until he becomes eligible for coverage under the health insurance plan of another employer up to a maximum period of 36 months following termination. The benefit payable to Mr. Knitt may be greater than the amount considered to be an “excess parachute payment” under Section 280G of the Internal Revenue Code to the extent that prior year elective salary deferrals into the Executive Deferred Compensation Plan lower the amount of the taxable compensation used to determine the excess parachute payment compensation limit specific to Mr. Knitt.

In the event Mr. Cattanach terminates his employment for good reason or is otherwise involuntarily terminated other than for cause, he would be entitled to (1) the base salary accrued through termination plus a pro rata portion of incentive compensation earned for the year of termination (based on amounts earned in the previous fiscal year), (2) a lump sum payment equal to three times his current annual base salary, and (3) coverage under the Bank’s health insurance plan until he becomes eligible for coverage under the health insurance plan of another employer up to a maximum period of 36 months following termination. The benefits payable to Mr. Cattanach cannot, however, be greater than the amount which would cause them to be an “excess parachute payment” under Section 280G of the Internal Revenue Code.

For purposes of these agreements, a “change in control” of the Company means:

•	the acquisition of 30% or more of the Company’s common stock by a person or group (excluding stock acquired by an employee benefit plan sponsored by the Company); or
•	a change in the composition of the Board during any 24 consecutive months so that the incumbent directors (or directors approved by the incumbent directors) no longer constitute a majority of the directors; or
•	the occurrence of a transaction resulting in the acquisition of the Company or the Bank in which the Company’s shareholders will beneficially own less than 60% of the voting shares of the new combined entity; or
•	the liquidation or dissolution of the Company or the Bank.

14

Proposal No. 2 – Ratification of Selection of Auditors

The Audit Committee has selected Wipfli LLP as our auditor for the 2014 fiscal year, and the Board is asking our shareholders to ratify that selection. Although current law and applicable rules and regulations, as well as our Audit Committee’s charter, require that the Audit Committee engage, retain, and supervise our independent auditing firm, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is accordingly submitting the selection of Wipfli LLP for ratification by shareholders.

The affirmative vote of the holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required to approve the ratification of the selection of Wipfli LLP as our independent auditor for the current fiscal year.

The Board recommends that the shareholders vote FOR the ratification of the selection of Wipfli LLP as the Company’s independent auditor for the 2014 fiscal year.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on April 15, 2014

This proxy statement and the 2013 Annual Report to Shareholders are available for viewing, printing, and downloading at www.psbholdingsinc.com.

We will furnish to any shareholder (without charge) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission, except for exhibits, upon written or oral request to the Secretary, PSB Holdings, Inc., 1905 Stewart Avenue, Wausau, Wisconsin 54401.

15

P   R   O   X   Y

PSB HOLDINGS, INC.

PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING

April 15, 2014

The undersigned hereby appoint(s) Peter W. Knitt and Scott M. Cattanach, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of PSB Holdings, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 15, 2014, and at any adjournment thereof (the “Annual Meeting”). The proxies have the authority to vote such stock as directed on the face hereof with respect to the proposals set forth in the proxy statement dated March 17, 2014, with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

1.	Election of Directors:

The directors recommend a vote FOR the election of each nominee.

William J. Fish	Peter W. Knitt	William M. Reif
Charles A. Ghidorzi	David K. Kopperud	Timothy J. Sonnentag
Lee A. Guenther	Kevin J. Kraft
Karla M. Kieffer	Thomas R. Polzer

☐	FOR	☐	WITHHOLD AUTHORITY
	each nominee listed above		to vote for all nominees listed above
(except as marked to the contrary below)

Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:

__________________________________________________________________

2.	Ratification of Selection of Wipfli LLP as Independent Auditors.
The directors recommend a vote FOR the ratification of the selection of Wipfli LLP.
☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Unless otherwise specified in the squares provided, the proxies shall vote for the election of the nominees listed above.

Please print name of shareholder below: Dated _________________, 2014

Name:
	(Please Print)	Signature
Name:
	(Please Print)	Signature if held jointly
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation, partnership, LLC, or other entity, please sign in full name of entity by authorized individual and give title.

Please mark, sign, date, and return this proxy promptly using the enclosed envelope.